                                                                    EXHIBIT 10.3

                          SECURITY AND LOAN AGREEMENT
                             (ACCOUNTS RECEIVABLE)

This Agreement is entered into between THE KEITH COMPANIES, INC. AND KEITH ENGINEERING, INC.
doing business as California corporations

(herein called "Borrower") and IMPERIAL BANK (herein called "BANK").

1. Bank hereby commits, subject to all the terms and conditions of this Agreement and prior to the termination of its commitment as hereinafter provided, to make loans to Borrower from time to time in such amounts as may be determined by Bank up to, but not exceeding in the aggregate unpaid principal balance, the following Borrowing Base:

                         75.000% of Eligible Accounts

and in no event more than $   5,000,000.00

2. The amount of each loan made by Bank to Borrower hereunder shall be debited to the loan ledger account of Borrower maintained by Bank (herein called "Loan Account") and Bank shall credit the Loan Account with all loan repayments made by Borrower. Borrower promises to pay Bank (a) the unpaid balance of Borrower's Loan Account on demand and (b) on or before the tenth day of each month, interest on the average daily unpaid balance of the Loan Account during the immediately preceding month at the rate of one and one half percent (1.500%) per annum in excess of the rate of interest which Bank has announced as its prime lending rate ("Prime Rate") which shall vary concurrently with any change in such Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the loan account is outstanding divided by 360, which shall for interest computation purposes be considered one year. Bank at its option may demand payment of any or all of the amount due under the Loan Account including accrued but unpaid interest at any time. Such notice may be given verbally or in writing and should be effective upon receipt by Borrower. The amount of interest payable each month by Borrower shall not be less than a minimum monthly charge of $ 250.00. Bank is hereby authorized to charge Borrower's deposit account(s) with Bank for all sums due Bank under this Agreement.

3. Requests for loans hereunder shall be in writing duly executed by Borrower in a form satisfactory to bank and shall contain a certification setting forth the matters referred to in Section 1, which shall disclose that Borrower is entitled to the amount of loan being requested.

4. As used in this Agreement, the following terms shall have the following meanings:

   A. "Accounts" means any right to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered no matter how evidenced, including accounts receivable, contract rights, chattel paper, instruments, purchase orders, notes, drafts, acceptances, general intangibles and other forms of obligations and receivables.

   B. "Collateral" means any and all personal property of Borrower which is assigned or hereafter is assigned to Bank as security or in which Bank now has or hereafter acquires a security interest.

   C. "Eligible Accounts" means all of Borrower's Accounts excluding, however,
      (1) all Accounts under which payment is not received within 90 days from any invoice date, (2) all Accounts against which the account debtor or any other person obligated to make payment thereon asserts any defense, offset, counterclaim or other right to avoid or reduce the liability represented by the Account and (3) any Accounts if the account debtor or any other person liable in connection therewith is insolvent, subject to bankruptcy or receivership proceedings or has made an assignment for the benefit of creditors or whose credit standing is unacceptable to Bank and Bank has so notified Borrower. Eligible Accounts shall only include such accounts as Bank in its sole discretion shall determine are eligible from time to time.

5. Borrower hereby assigns to Bank all Borrower's present and future Accounts, including all proceeds due thereunder, all guaranties and security therefor, and hereby grants to Bank a continuing security interest in all moneys in the Collateral Account referred to in Section 6 hereof, as security for any and all obligations of Borrower to Bank, whether now owing or hereafter incurred and whether direct, indirect, absolute or contingent. So long as Borrower is indebted to Bank or Bank is committed to extend credit to Borrower, Borrower will execute and deliver to Bank such assignments, including Bank's standard forms of Specific or General Assignment covering individual Accounts, notices, financing statements, and other documents and papers as Bank may require in order to affirm, effectuate or further assure the assignment to Bank of the Collateral or to give any third party, including the account debtors obligated on the Accounts, notice of Bank's interest in the Collateral.

6. Until Bank exercises its rights to collect the Accounts pursuant to paragraph 10, Borrower will collect with diligence all Borrower's Accounts, provided that no legal action shall be maintained thereon or in connection therewith without Bank's prior written consent. Any collection of Accounts by Borrower, whether in the form of cash, checks, notes, or other instruments for the payment of money (properly endorsed or assigned where required to enable Bank to collect same), shall be in trust for Bank, and Borrower shall keep all such collections separate and apart from all other funds and property so as to be capable of identification as the property of Bank and deliver said collections daily to Bank in the identical form received. The proceeds of such collections when received by Bank may be applied by Bank directly to the payment of Borrower's Loan Account or any other obligation secured hereby. Any credit given by Bank upon receipt of said proceeds shall be conditional credit subject to collection. Returned items at Bank's option may be charged to Borrower's general account. All collections of the Accounts shall be set forth on an itemized schedule, showing the name of the account debtor, the amount of each payment and such other information as Bank may request.

7. Until Bank exercises its rights to collect the Accounts pursuant to paragraph 10, Borrower may continue its present policies with respect to returned merchandise and adjustments. However, Borrower shall immediately notify Bank of all cases involving returns, repossessions, and loss or damage of or to merchandise represented by the Accounts and of any credits, adjustments or disputes arising in connection with the goods or services represented by the Accounts and, in any of such events, Borrower will immediately pay to Bank from its own funds (and not from the proceeds of Accounts or Inventory) for application to Borrower's Loan Account or any other obligation secured hereby the amount of any credit for such returned or repossessed merchandise and adjustments made to any of the Accounts.

8. Borrower represents and warrants to Bank: (i) If Borrower is a corporation, that Borrower is duly organized and existing in the State of its incorporation and the execution, delivery and performance hereof are within Borrower's corporate powers, have been duly authorized and are not in conflict with law or the terms of any charter, by-law or other incorporation papers, or of any indenture, agreement or undertaking to which Borrower is a party by which Borrower is found or affected; (ii) Borrower is, or at the time the collateral becomes subject to Bank's security interest will be, the true and lawful owner of and has, or at the time the Collateral becomes subject to Bank's security interest will have, good and clear title to the Collateral, subject only to Bank's rights herein; (iii) Each Account is, or at the time the Account comes into existence will be, a true and correct statement of a bona fide indebtedness incurred by the debtor named therein in the amount of the Account for either merchandise sold or delivered (or being held subject to Borrower's delivery instructions) to, or services rendered, performed and accepted by, the account debtor; (iv) That there are or will be no defenses, counterclaims, or setoffs which may be asserted against the Accounts; and (v) any and all financial information, including information relating to the Collateral, submitted by Borrower to Bank, whether previously or in the future, is or will be true and correct.

9. Borrower will: (i) Furnish Bank from time to time such financial statements and information as Bank may reasonably request and inform Bank immediately upon the occurrence of a material adverse change therein; (ii) Furnish Bank periodically, in such form and detail and such times as Bank may require, statements showing aging and reconciliation of the Accounts and collections thereon; (iii) Permit representatives of Bank to inspect the Borrower's books and records relating to the Collateral and make extracts therefrom at any reasonable time and to arrange for verification of the Accounts, under reasonable procedures, acceptable to Bank, directly with the account debtors or otherwise at Borrower's expense; (iv) Promptly notify Bank of any attachment or other legal process levied against any of the Collateral and any information received by Borrower relative to the Collateral, including the Accounts, the account debtors or other persons obligated in connection therewith, which may in any way affect the value of the Collateral or the rights and remedies of Bank in respect thereto; (v) Reimburse Bank upon demand for any and all legal costs, including reasonable attorneys' fees, and other expense incurred in collecting any sums payable by Borrower under Borrower's Loan Account or any other obligation secured hereby, enforcing any term or provision of this Security Agreement or otherwise on the checking, handling and collection of the Collateral and the preparation and enforcement of any agreement relating thereto; (vi) Notify Bank of each location and of each office of Borrower at which records of Borrower relating to the Accounts are kept; (vii) Provide, maintain and deliver to Bank policies insuring the Collateral against loss or damage by such risks and in such amounts, forms and companies as Bank may require and with loss payable solely to Bank, and, in the event Bank takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereon shall at the option of Bank become the sole property of Bank, such policies and the proceeds of any other insurance covering or in any way relating to the Collateral, whether now in existence or hereafter obtained, being hereby assigned to Bank; (viii) In the event the unpaid balance of Borrower's Loan Account shall exceed the maximum amount of outstanding loans to which Borrower is entitled under Section 1 hereof, Borrower shall immediately pay to Bank, from its own funds and not from the proceeds of Collateral, for credit to Borrower' Loan Account the amount of such excess.

10. Bank may at any time, without prior notice to Borrower, collect the Accounts and may give notice of assignment to any and all account debtors, and Borrower does hereby make, constitute and appoint Bank its irrevocable, true and lawful attorney with power to receive, open and dispose of all mail addressed to Borrower, to endorse the name of Borrower upon any checks or other evidences of payment that may come into the possession of Bank upon the Accounts to endorse the name of the undersigned upon any document or instrument relating to the Collateral; in its name or otherwise, to demand, sue for, collect and give acquittances for any and all moneys due or to become due upon the Accounts; to compromise, prosecute or defend any action, claim or proceeding with respect thereto; and to do any and all things necessary and proper to carry out the purpose herein contemplated.

11. Until Borrower's Loan Account and all other obligations secured hereby shall have been repaid in full, Borrower shall not sell, dispose of or grant a security interest in any of the Collateral other than to Bank, or execute any financing statements covering the Collateral in favor of any secured party or person other than Bank.

12. Should: (i) Default be made in the payment of any obligation, or breach be made in any warranty, statement, promise, term or condition, contained herein or hereby secured; (ii) Any statement or representation made for the purpose of obtaining credit hereunder prove false; (iii) Bank deem the Collateral inadequate or unsafe or in danger of misuse; (iv) Borrower become insolvent or make an assignment for the benefit of creditors; or (v) Any proceeding be commenced by or against Borrower under any bankruptcy, reorganization, arrangement, readjustment of debt of moratorium law or statute; then in any such event, Bank may, at its option and without demand first made and without notice to Borrower, do any one or more of the following: (a) Terminate its obligation to make loans to Borrower as provided in Section 1 hereof; (b) Declare all sums secured hereby immediately due and payable; (c) Immediately take possession of the Collateral wherever it may be found, using all necessary force so to do, or require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to Borrower and Bank, and Borrower waives all claims for damages due to or arising from or connected with any such taking; (d) Proceed in the foreclosure of Bank's security interest and sale of the Collateral in any manner permitted by law, or provided for herein; (e) Sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale, and upon terms and in such manner as Bank may determine, and Bank may purchase same at any such sale; (f) Retain the Collateral in full satisfaction of the obligations secured thereby; (g) Exercise any remedies of a secured party under the Uniform Commercial Code. Prior to any such disposition, Bank may, at as [sic] option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as Bank may deem advisable, and any sums expended therefor by Bank shall be repaid by Borrower and secured hereby. Bank shall have the right to enforce one or more remedies hereunder successively or concurrently, and any such action shall not estop or prevent Bank from pursuing any further remedy which it may have hereunder or by law. If a sufficient sum is not realized from any such disposition of Collateral to pay all obligations secured by this Security Agreement, Borrower hereby promises and agrees to pay Bank any deficiency.

13. If any writ of attachment, garnishment, execution or other legal process be issued against any property of Borrower, or if any assessment for taxes against Borrower, other than real property, is made by the Federal or State government or any department thereof, the obligation of Bank to make loans to Borrower as provided in Section 1 hereof shall immediately terminate and the unpaid balance of the Loan Account, all other obligations secured hereby and all other sums due hereunder shall immediately become due and payable without demand, presentment or notice.

14. Borrower authorizes Bank to destroy all invoices, delivery receipts, reports and other types of documents and records submitted to Bank in connection with the transactions contemplated herein at any time subsequent to four months from the time such items are delivered to Bank.

16. Additional Provisions: SUBJECT TO THE CONDITIONS, RESTRICTIONS AND LIMITATIONS CONTAINED IN THE ADDENDUM TO THE SECURITY AND LOAN AGREEMENT, EXHIBIT "A" DATED FEBRUARY 9, 1998 AND ALL AMENDMENTS THERETO AND REPLACEMENTS THEREFOR. (Initialed by Aram H. Keith)

    Executed this 9th day of February, 1998



                                               THE KEITH COMPANIES, INC.
                                    --------------------------------------------
                                                  (Name of Borrower)



    IMPERIAL BANK                   By:      /s/ ARAM H. KEITH, PRESIDENT
                                       -----------------------------------------
                                             (Authorized Signature and Title)



By:   /s/ DENISE PARDUE             By:      /s/ ARAM H. KEITH, PRESIDENT
   -----------------------------       -----------------------------------------
   Denise Pardue, Vice President              (Authorized Signature and Title)

*if none, insert "None"

                                  "EXHIBIT A"

 ADDENDUM TO SECURITY AND LOAN AGREEMENT BETWEEN THE KEITH COMPANIES, INC. AND KEITH ENGINEERING, INC. AS CO-BORROWERS AND
 IMPERIAL BANK
 DATED FEBRUARY 9, 1998

 This Addendum is made and entered into as of February 9, 1998, between THE KEITH COMPANIES, INC. AND KEITH ENGINEERING, INC. ("Co-Borrowers") and IMPERIAL BANK ("Bank"). This Addendum amends and supplements the Security and Loan Agreement. In the event of any inconsistency between the terms herein and the terms of the Security and Loan Agreement, the terms herein shall in all cases govern and control. All capitalized terms herein, unless otherwise defined herein, shall have the meaning set forth in the Security and Loan Agreement.

 1. Any commitment of Bank, pursuant to the terms of the Security and Loan Agreement, to make advances against Eligible Accounts shall expire on FEBRUARY 8, 1999, subject to Bank's right to renew said commitment in its sole discretion. Any such renewal of the commitment shall not be binding upon Bank unless it is in writing and signed by an officer of the Bank.

 2.  Borrowers represent and warrant that:

     a. LITIGATION. There is no litigation or other proceeding pending or threatened against or affecting Borrowers, and Borrowers are not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

     b. FINANCIAL CONDITION. The consolidated balance sheet of Borrowers of NOVEMBER 30, 1997, and the related profit and loss statement on that date, a copy of which has heretofore been delivered to Bank by Borrowers, and all other statements and data submitted in writing by Borrowers to Bank in connection with this request for credit are true and correct, and said consolidated balance sheet and profit and loss statement truly present the financial condition of Borrowers as of the date thereof and the results of the operations of Borrowers for the period covered thereby, and have been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date, there have been no materially adverse changes in the financial condition or business of Borrowers. Borrowers have no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said consolidated balance sheet, and Borrowers have not entered into any special commitments or substantial contracts which are not reflected in said consolidated balance sheet, other than in the ordinary and normal course of their businesses, which may have a materially adverse effect upon their financial condition, operations or businesses as now conducted.

     c. TRADEMARKS, PATENTS. Borrowers, as of the date hereof, possess all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct their business as now operated, without any known conflict with valid trademarks, trade names, copyrights, patents and license rights of others.

EXHIBIT A
PAGE 2
     -

     d. TAX STATUS. Borrowers have no liability for any delinquent state, local or federal taxes, and, if Borrowers have contracted with any government agency, Borrowers have no liability for renegotiation of profits.

 3. Borrowers agree that so long as they are indebted to Bank, they WILL NOT, without Bank's WRITTEN CONSENT

     a. TYPE OF BUSINESS. MANAGEMENT Make any substantial change in the character of their businesses; or make any change in their executive management.

     b. OUTSIDE INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness for borrowed moneys other than loans from Bank except obligations now existing as shown in consolidated financial statement dated NOVEMBER 30, 1997, including those being refinanced by Bank; or sell or transfer, either with or without recourse, any accounts or notes receivable or any moneys due to become due.

     c. LIENS AND ENCUMBRANCES. Create, incur, assume any mortgage, pledge, encumbrance, lien or charge of any kind (including the charge upon property at any time purchased or acquired under conditional sale or other title retention agreement) upon any asset now owned or hereafter acquired by them, other than liens for taxes not delinquent, and liens in Bank's favor, and other than liens permitted under Section 3. h .

     d. LOANS, INVESTMENTS, SECONDARY LIABILITIES. Make any loans or advances to any person or other entity other than in the ordinary and normal course of their businesses as now conducted or make any investment in the securities of any person or other entity other than the United States Government; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of their businesses.

     e. ACQUISITION OR SALE OF BUSINESS; Merger or Consolidation. Purchase or otherwise acquire the assets or business of any person or other entity; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefore; or sell any assets except in the ordinary and normal course of their businesses as now conducted; or sell, lease, assign, or transfer any substantial part of their businesses or fixed assets, or any property or other assets necessary for the continuance of their businesses as now conducted, including without limitation the selling of any property or other asset accompanied by the leasing back of the same.

     f. DIVIDENDS, STOCK PAYMENTS. Declare or pay any dividend (other than dividends payable in common stocks of Borrowers) or make any other distribution on any of their capital stock now outstanding or hereafter issued, or purchase, redeem or retire any of such stock.

     g. CAPITAL EXPENDITURES. Make or incur obligations for capital expenditures in excess of $1,500,000 in any one fiscal year.

EXHIBIT A
PAGE 3
     -

     h. LEASE LIABILITY. Make or incur liability for payments of rent under existing operating and capital leases of real property in excess of $1,660,000 in any one fiscal year or incur obligations for payment under new operating and capital lease obligations in excess of $750,000 in any one fiscal year.

4. Should there be a default under the Security and Loan Agreement, the General Security Agreement, or under the Note, all obligations, loans and liabilities of Borrowers to Bank, due or to become due, whether now existing or hereafter arising, shall, at the option of Bank, (i) in the case of any financial covenant default, payment default or voluntary or involuntary bankruptcy of the Borrowers become immediately due and payable without notice or demand, and (ii) in the case of any other breach after 10 days and notice from the Bank will become due and payable, and Bank shall thereupon have the right to exercise all of its default rights and remedies. The default rate of interest shall be five percent per year in excess of the rate otherwise charged.

5. As a condition precedent to Bank's obligation to make any advances to Borrowers, Borrower shall, among other things: cause a guarantee to be executed by ARAM H. KEITH in the amount of $5,000,000 in form and substance satisfactory to Bank.

6. In addition to the provisions in the Security and Loan Agreement, Eligible Accounts shall only include such accounts as Bank in its sole discretion shall determine are eligible from time to time. "Eligible Accounts" shall also NOT include any of the following:

     a. Accounts with respect to which the account debtor is an officer, director, shareholder, employee, subsidiary or affiliate of Borrowers.

     b. Accounts with respect to which 25% or more of the account debtor's total accounts or obligations outstanding to Borrowers are more than 90 days from invoice date.

     c.  Salesmen's accounts for promotional purposes.

     d. For accounts representing more than 20% of total accounts receivable, the balance in excess of the 20%. However, the Bank may deem, at its sole discretion, the entire amount, or any portion thereof, eligible. With respect to COX COMMUNICATIONS, INC. the balance in excess of 25% of the total accounts receivable will be ineligible, unless the Bank deems the entire amount eligible in its sole discretion.

EXHIBIT A
PAGE 4
     -

     e. Accounts with respect to international transactions unless insured by an insurance company acceptable to the Bank or covered by letters of credit issued or confirmed by a bank acceptable to the Bank.

     f.  Credit balances greater than 90 days from invoice date.

     g.  U.S. Government receivables, unless formally assigned to the Bank.

     h.  Accounts over 90 days from invoice date.

     i. Accounts where the account debtor is a seller to Borrowers, whereby a potential offset exists.

     j.  Consignment or guaranteed sales.

     k.  Contract receivables; bill and hold accounts.

     l. Equipment and rental offsets; collection accounts (aged up to 90 days from invoice date).

7. All financial covenants and financial information referenced herein shall be interpreted and prepared in accordance with generally accepted accounting principles applied on a basis consistent with previous years. Compliance with financial covenants shall be calculated and monitored on a quarterly basis, commencing December 31, 1997.

8. Borrowers affirmatively covenant that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank, they WILL:

     a. Have and maintain a Minimum Tangible Net Worth (meaning the excess of all assets, excluding any value for goodwill, trademarks, patents, copyrights, organization expense and other similar intangible items, over its liabilities, less subordinated debt) of not less than $1,500,000 from 12/31/97 increasing to $1,750,000 from 03/31/98; increasing to $2,250,000 from 06/30/98; increasing to
$2,500,000 from 09/30/98 and increasing to $2,750,000 at FYE 12/31/98;
increasing by $250,000 on a quarterly basis thereafter.

     b. Have and maintain a ratio of total liabilities to Tangible Net Worth of not greater than 6.25 to 1.0 from 12/31/97; decreasing to 5.50 to 1.0 from 03/31/98; decreasing to 4.50 to 1.0 from 06/30/98; decreasing to 4.0 to 1.0 from 09/30/98; decreasing to 3.25 to 1.0 from FYE 12/31/98 and decreasing to 3.0 to
1.0 thereafter.

     c. Have and maintain a Current Ratio of not less than .90 to 1.0 from 12/31/97; increasing to 1.10 to 1.0 from 03/31/98; increasing to 1.15 to 1.0 from 06/30/98;

EXHIBIT A
Page 5
     -

 increasing to 1.20 to 1.0 from 09/30/98; increasing to 1.25 to 1.0 from FYE 12/31/98 and thereafter. Current Ratio shall mean Current Assets divided by Current Liabilities.

     d. Have and maintain a minimum Coverage Ratio [EBITDA less non-financed CAPEX less cash taxes paid, divided by interest expense, plus CPLTD plus Current Portion of Notes Payable plus Capital Leases] of not less than 1.25 to 1.0. EBITDA is defined as earnings before interest expense, taxes, depreciation and amortization for the prior 12 month period. CAPEX is defined as amounts paid, or indebtedness incurred by the Borrowers, in connection with the purchase or lease by the Borrowers of fixed assets with useful lives of greater than one year. As used in the Coverage Ratio, CAPEX will exclude those purchases or leases financed by outside creditors as permitted under this agreement. CPLTD is defined as those current maturities of long term debt and capital leases which are due within the succeeding 12 month period.

     e.  Maintain profitable operations both quarterly and at fiscal year end.

     f. Maintain all significant bank deposit accounts and banking relationship with Bank.

     g. Within 10 days from each month-end, deliver to Bank accounts receivable agings reconciled to the general ledgers of Borrowers, detailed accounts payable agings reconciled to the Borrowers' general ledgers and setting forth the amount of any book overdrafts or the amount of checks issued but not sent. All the foregoing will be in a form and with such detail as Bank may request from time to time.

     h. Within 30 days after the end of each month, deliver to Bank a profit and loss statement and a balance sheet in form satisfactory to Bank all certified by an officer of Borrowers, and 30 days after the end of each quarter a letter certifying compliance with all loan covenants signed by the Chief Financial Officers of Borrowers.

     i. Within 120 days after the end of Borrowers' fiscal year, deliver to Bank the same financial statements as otherwise provided monthly together with Changes in Financial Position Statement, prepared on an audited basis by an independent certified public accountant selected by Borrowers, but acceptable to Bank.

     j. On a quarterly basis, provide Bank with an alphabetized list of customers including addresses.

     k. By April 30, 1998, deliver to Bank the CPA audited FYE 1995 and FYE 1996 financial statements, prepared by a nationally recognized independent certified public accountant selected by Borrowers but acceptable to Bank.

     l. RIGHTS AND FACILITIES. Maintain and preserve all rights, franchises and other authority adequate for the conduct of their businesses; maintain their properties, equipment and facilities in good order and repair; conduct their businesses in an orderly manner without voluntary interruption and, if a corporation or partnership, maintain and preserve their existence.

EXHIBIT A
Page 6
     -

     m. INSURANCE. Maintain public liability, property damage and workers compensation insurance and insurance on all their insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses. Borrowers shall provide evidence of property insurance in amounts and types acceptable to the Bank and Bank shall be named as Loss Payee in a Lender's Loss Payable Endorsement form 438BFU or equivalent.

     n. TAXES AND OTHER LIABILITIES. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against them or any of their properties, and any of their other liabilities at any time existing, except to the extent and so long as:

     (a) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon their financial condition or the loss of any right of redemption from any sale thereunder; and
     (b) They shall have set aside on their books reserves (segregated to the extent required by generally accepted accounting practice) deemed by them adequate with respect thereto.

     o. RECORDS AND REPORTS. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit Bank's representatives to have access to, and to examine their properties, books and records at all reasonable times.

     P. SUBORDINATION. Cause the following dollar amounts due to the named note holder(s) to be subordinated to Bank's line of credit by subordination agreement(s) acceptable to Bank:

          Erica Keith Educational Trust               $  129,205
          Ryan Keith Educational Trust                $   11,066
          Kimberly Keith Educational Trust            $   32,956
          William Scott Larkins Reid Housing Trust    $   47,676
          Susan Elizabeth Reid Housing Trust          $   84,576
          Ruth Ann Reid Housing Trust                 $   51,843
                                                      ----------
                                                      $  357,322

          Aram H. Keith                               $  910,177
          Floyd S. Reid                               $  129,815
          Walter W. Cruttenden III                    $  700,000
                                                      ----------
                                                      $1,737,992

                                        TOTAL         $2,095,314

EXHIBIT A
Page 7
     -

 9. The extensions of credit under the Security and Loan Agreement shall be available as follows: Up to $5,000,000 in direct advances.

 10. FEES AND INTEREST:

 The rate of interest applicable to the Line of Credit Loan Account shall be 1.50% in excess of the rate of interest which Bank has announced as its prime lending rate ("Prime Rate") which shall vary concurrently with any change in such Prime Rate. A documentation fee of $250 shall be due upon execution of documents as will a commitment fee of $50,000 also be due.

 Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the loan account is outstanding divided by 360, which shall for interest computation purposes be considered one year. The default rate shall be five percent per year in excess of the rate otherwise applicable.

 If any installment payment, interest payment, principal payment or principal balance payment due hereunder is delinquent twenty or more days, Borrower agrees to pay Bank a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph is to be construed as any obligation on the part of Bank to accept payment of any payment past due or less than the total unpaid principal balance after maturity. All payments shall be applied first to any late charges owing, then to interest and the remainder, if any, to principal.

 11. MISCELLANEOUS PROVISIONS. Failure or Indulgence Not Waiver. No failure or delay on the part of your Bank or any holder or Notes Issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or of any other right, power or privilege. All rights and remedies existing under this agreement or any not issued in connection with a loan that your Bank may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

 12. NOTICE OF DEFAULT. Borrower shall promptly notify Bank in writing of the occurrence of any event of default hereunder or any event which upon notice and lapse of time would be an event of default.

 13. REFERENCE PROVISION. The terms of the attached Reference Provisions are incorporated herein.

      This addendum is executed by and on behalf of the parties as of the date first above written.


 (signatures on the following page)

EXHIBIT A
Page 8
     -

THE KEITH COMPANIES, INC.  AND KEITH ENGINEERING, INC.
"CO-BORROWERS"

BY: /s/ ARAM H. KEITH                             BY: /s/ ARAM H. KEITH
-----------------------------                     -----------------------------
KEITH COMPANIES, INC.                             KEITH ENGINEERING, INC.


President                                         President
---------                                         ---------
Title                                             Title


IMPERIAL BANK, "BANK"


BY:  /s/ DENISE PARDUE
------------------------------

Vice President
--------------
Title

     REFERENCE PROVISION
     -------------------

 1. Other than (i) non-judicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Note ("Agreement"), which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to the Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure ("CCP"), or their
     ------
 successor, section which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the Real Property, if any, is located or Los Angeles County if none (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers of a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP
 (S)170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP
 (S)644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following the notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen
 (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Court is empowered to issue temporary and/or provisional remedies, as appropriate.

 2. Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

 3. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

 4. In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, (S)1280 through (S)1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.